Exhibit 99.1

RingCentral Announces Second Quarter 2017 Results

Software Subscriptions Revenue up 28%

RingCentral Office® ARR up 37%

GAAP Software Subscriptions Gross Margin of 80.3%; Non-GAAP: 81.3%

Belmont, Calif. – August 2, 2017 – RingCentral, Inc. (NYSE: RNG), a leading provider of global enterprise cloud communications and collaboration solutions, today announced financial results for the second quarter ended June 30, 2017.

Second Quarter Financial Highlights

•	Software subscriptions revenue grew 28% year-over-year to $110.4 million.

•	Total revenue grew 30% year-over-year to $119.4 million.

•	RingCentral Office® annualized exit recurring software subscriptions (ARR) grew 37% year-over-year to $398.9 million.

•	Total annualized exit recurring software subscriptions (ARR) grew 31% year-over-year to $478.0 million.

•	GAAP software subscriptions gross margin was 80.3%, up 1.4 points year-over-year, while Non-GAAP software subscriptions gross margin was 81.3%, up 1.3 points year-over-year.

•	GAAP operating margin was (6.3%), up 0.6 points year-over-year, while Non-GAAP operating margin was 2.9%, up 1.0 point year-over-year.

•	Net monthly subscriptions dollar retention: RingCentral Office over 100% and overall subscriptions over 99%.

“We delivered another great quarter of results driven by strength in our mid-market and enterprise segments, as well as breakout growth from our channel partners.” said Vlad Shmunis, RingCentral’s Chairman and CEO. “The struggles of legacy on-premise system vendors are becoming well documented. At the same time cloud based solutions are gaining acceptance and RingCentral is increasing its market share. Put simply, cloud is winning and RingCentral is winning in the cloud.”

Financial Results for the Second Quarter 2017

•	Revenue and Gross Margin: Total revenue was $119.4 million for the second quarter of 2017, up from $91.8 million in the second quarter of 2016, representing 30% growth. Total gross margin was 75.2% for the second quarter of 2017, 0.5% lower compared to 75.7% in the second quarter of 2016.

As of January 1, 2017, RingCentral transitioned from an agency model to a direct phone sales model, under which RingCentral will be recognizing the full sale price and cost of the product instead of receiving a commission for phone sales. Adjusting for the new direct model on a comparable basis, total revenue grew 27% year over year and the total gross margin would have been 1.4% higher year over year.

•	Net Income (Loss) Per Share: GAAP net loss per share was ($0.09) for the second quarter of 2017 compared with ($0.11) for the second quarter of 2016. Non-GAAP net income per diluted share was $0.04 for the second quarter of 2017, compared with $0.02 per diluted share for the second quarter of 2016.

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•	Balance Sheet: Total cash and cash equivalents at the end of the second quarter of 2017 was $167.0 million, compared with $149.7 million at the end of the first quarter of 2017.

Recent Business Highlights

•	Recognized by Synergy Research Group, an independent market research firm, as the #1 worldwide market share leader in both revenue and subscriber seats for Unified Communications as a Service (UCaaS).

•	Recognized as a market leader by IHS Markit in the 2017 North American UCaaS Scorecard.

•	Signed seven customer accounts which each have total contract value (TCV) of seven digits, including ChenMed, and Extra Space Storage.

•	Expanded TELUS’ cloud communications portfolio for Canadian businesses with the introduction of TELUS Business Connect Mobile which makes the features of an enterprise-grade PBX phone system available on smartphones and tablets.

•	Released RingCentral Live Reports which enables RingCentral Office customers to monitor in real time the service quality being delivered to their customers.

•	Launched Business Multimedia Messaging Service (MMS) capabilities enabling customers to send and receive images and multimedia files from their RingCentral business numbers. This capability is unique among our largest competitors.

•	Expanded RingCentral Connect™ open platform with new integrations including Microsoft Dynamics and additional integrations with G Suite.

Conference Call Details:

•	What: RingCentral financial results for the second quarter of 2017 and outlook for the third quarter and full year of 2017.

•	When: Wednesday, August 2, 2017 at 1:30PM PT (4:30PM ET).

•	Dial in: To access the call in the United States, please dial (877) 705-6003, and for international callers dial (201) 493-6725. Callers are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://ir.ringcentral.com/ (live and replay).

•	Replay: A replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (844) 512-2921 from the United States or (412) 317-6671 internationally with recording access code 13666007.

About RingCentral

RingCentral, Inc. (NYSE:RNG) is a leading provider of global enterprise cloud communications and collaboration solutions. More flexible and cost-effective than legacy on-premises systems, RingCentral empowers today’s mobile and distributed workforce to communicate, collaborate, and connect from anywhere, on any device. RingCentral unifies voice, video, team messaging and collaboration, conferencing, online meetings, and integrated contact center solutions. RingCentral’s open platform integrates with leading business apps and enables customers to easily customize business workflows. RingCentral is headquartered in Belmont, California, and has offices around the world.

©2017 RingCentral, Inc. All rights reserved. RingCentral, RingCentral Office, RingCentral Connect and the RingCentral logo are trademarks of RingCentral, Inc.

Forward-Looking Statements

This press release contains “forward-looking statements,” including but not limited to, statements regarding our future, our GAAP and non-GAAP guidance, our strength in our mid-market and enterprise segments, our growth from our channel partners, our increasing market share, and our anticipated success in the cloud communications and collaboration market. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: our ability to grow at our expected rate of growth; our ability to add

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and retain larger and enterprise customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with carriers and other resellers; our ability to manage our expenses and growth; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Form 10-Q for the quarter ended March 31, 2017, filed with the Securities and Exchange Commission; and in other filings we make with the Securities and Exchange Commission from time to time.

All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

Non-GAAP Financial Measures

Our reported financial results include certain Non-GAAP financial measures, including Non-GAAP operating income (loss), Non-GAAP operating margin, Non-GAAP software subscriptions gross margin, Non-GAAP net income (loss), and Non-GAAP net income (loss) per diluted share. Non-GAAP operating income (loss) is defined as operating income (loss) excluding share-based compensation, amortization of acquisition intangibles, and acquisition related matters. Non-GAAP operating margin is defined as Non-GAAP operating income (loss) divided by total GAAP revenue. Non-GAAP software subscriptions gross margin is defined as Non-GAAP subscriptions gross profit divided by GAAP subscription revenue. Non-GAAP net income (loss) is defined as net income (loss) excluding stock-based compensation, intercompany remeasurement gains or losses, acquisition related matters, amortization of acquisition intangibles, and the related income tax effect of these adjustments.

We have included Non-GAAP operating income (loss), Non-GAAP operating margin, Non-GAAP software subscriptions gross margin, Non-GAAP net income (loss), and Non-GAAP net income (loss) per diluted share in this press release because they are key measures used by us to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, the exclusion of certain expenses in calculating Non-GAAP operating income (loss), Non-GAAP operating margin, Non-GAAP software subscriptions gross margin, Non-GAAP net income (loss), and Non-GAAP net income (loss) per diluted share can provide a useful measure for period-to-period comparisons of our core business.

Although Non-GAAP operating income (loss), Non-GAAP operating margin, Non-GAAP software subscriptions gross margin, Non-GAAP net income (loss), and Non-GAAP net income (loss) per diluted share are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures. Reconciliations of the Company’s historical non-GAAP financial measures and key metrics to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release.

Other Measures

Our reported results also include our total annualized exit monthly recurring subscriptions, RingCentral Office® annualized exit monthly recurring subscriptions, and net monthly subscriptions dollar retention. We define our total annualized exit monthly recurring subscriptions as our total monthly recurring subscriptions multiplied by 12. Our total monthly recurring subscriptions equal the monthly value of all customer subscriptions in effect at the end of a given month. We believe this metric is a leading indicator of our anticipated subscriptions revenue. We calculate our RingCentral Office® annualized exit monthly recurring subscriptions in the same manner as we calculate our total annualized exit monthly recurring subscriptions, except that only customer subscriptions from RingCentral Office® customers are included when determining monthly recurring subscriptions for the purposes of calculating this key business metric. We define Dollar Net Change as the quotient of (i) the difference of our Monthly Recurring Subscriptions at the end of a period minus our Monthly Recurring Subscriptions at the beginning of a period minus our Monthly Recurring Subscriptions at the end of the period from new customers we added during the period, (ii) all divided by the number of months in the period. We define our Average Monthly Recurring Subscriptions as the average of the Monthly Recurring Subscriptions at the beginning and end of the measurement period.

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Investor Relations Contact:

Paul Thomas, RingCentral

(650) 458-4462

Paul.Thomas@RingCentral.com

Media Contact:

Jennifer Caukin, RingCentral

650-561-6348

Jennifer.Caukin@ringcentral.com

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TABLE 1

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	June 30, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$167,015	$160,355
Accounts receivable, net	33,264	30,243
Prepaid expenses and other current assets	17,936	15,313

Total current assets	218,215	205,911
Property and equipment, net	36,613	31,994
Goodwill	9,393	9,393
Acquired intangibles, net	1,763	2,244
Other assets	2,633	3,087

Total assets	$268,617	$252,629

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,556	$7,810
Accrued liabilities	49,720	48,322
Current portion of capital lease obligation	—	181
Current portion of long-term debt	—	14,528
Deferred revenue	53,367	45,159

Total current liabilities	108,643	116,000
Long-term debt	—	312
Sales tax liability	3,077	3,077
Other long-term liabilities	3,175	3,199

Total liabilities	114,895	122,588

Stockholders’ equity
Common stock	8	7
Additional paid-in capital	404,742	366,800
Accumulated other comprehensive income	2,815	2,737
Accumulated deficit	(253,843)	(239,503)

Total stockholders’ equity	153,722	130,041

Total liabilities and stockholders’ equity	$268,617	$252,629

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TABLE 2

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues
Software subscriptions	$110,413	$86,067	$214,100	$166,045
Other	9,023	5,777	17,127	12,337

Total revenues	119,436	91,844	231,227	178,382

Cost of revenues
Software subscriptions	21,795	18,173	42,058	34,896
Other	7,766	4,191	14,809	9,208

Total cost of revenues	29,561	22,364	56,867	44,104

Gross profit	89,875	69,480	174,360	134,278
Operating expenses
Research and development	18,617	16,681	35,704	31,607
Sales and marketing	60,794	45,662	119,688	87,490
General and administrative	18,007	13,441	33,812	27,465

Total operating expenses	97,418	75,784	189,204	146,562

Loss from operations	(7,543)	(6,304)	(14,844)	(12,284)
Other income (expense), net
Interest expense	(9)	(193)	(88)	(409)
Other income (expense), net	578	(1,217)	700	(1,584)

Other income (expense), net	569	(1,410)	612	(1,993)

Loss before income taxes	(6,974)	(7,714)	(14,232)	(14,277)
Provision for income taxes	57	57	108	107

Net loss	$(7,031)	$(7,771)	$(14,340)	$(14,384)

Net loss per common share Basic and diluted	$(0.09)	$(0.11)	$(0.19)	$(0.20)

Weighted-average number of shares used in computing net loss per share Basic and diluted	75,867	72,649	75,278	72,380

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TABLE 3

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities
Net loss	$(14,340)	$(14,384)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,842	6,953
Share-based compensation	19,562	14,214
Foreign currency remeasurement (gain) loss	(463)	1,708
Provision for bad debt	1,003	388
Deferred income taxes	(12)	(4)
Other	113	113
Changes in assets and liabilities:
Accounts receivable	(4,024)	(5,395)
Prepaid expenses and other current assets	(2,623)	(452)
Other assets	501	131
Accounts payable	(1,427)	(3,911)
Accrued liabilities	3,136	11,492
Deferred revenue	8,208	5,448
Other liabilities	(24)	(1,620)

Net cash provided by operating activities	17,452	14,681

Cash flows from investing activities
Purchases of property and equipment	(8,814)	(6,056)
Capitalized internal-use software	(3,488)	(961)
Restricted investments	530	—

Net cash used in investing activities	(11,772)	(7,017)

Cash flows from financing activities
Proceeds from issuance of stock in connection with stock plans	17,449	6,168
Payment of holdback from Glip acquisition	—	(1,500)
Taxes paid related to net share settlement of equity awards	(1,118)	—
Repayment of debt	(14,840)	(1,875)
Repayment of capital lease obligations	(181)	(177)

Net cash provided by financing activities	1,310	2,616

Effect of exchange rate changes on cash and cash equivalents	(330)	(77)
Net increase in cash and cash equivalents	6,660	10,203
Cash and cash equivalents
Beginning of period	160,355	137,588

End of period	$167,015	$147,791

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TABLE 4

RINGCENTRAL, INC.

RECONCILIATION OF OPERATING INCOME (LOSS)

GAAP MEASURES TO NON-GAAP MEASURES

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues
Software subscriptions	$110,413	$86,067	$214,100	$166,045
Other	9,023	5,777	17,127	12,337

Total revenues	119,436	91,844	231,227	178,382

Cost of revenues reconciliation
GAAP Software subscriptions cost of revenues	21,795	18,173	42,058	34,896
Stock-based compensation	(997)	(780)	(1,722)	(1,414)
Amortization of acquisition intangibles	(150)	(151)	(301)	(301)

Non-GAAP Software subscriptions cost of revenues	20,648	17,242	40,035	33,181

GAAP Other cost of revenues	7,766	4,191	14,809	9,208
Stock-based compensation	(41)	(32)	(73)	(51)

Non-GAAP Other cost of revenues	7,725	4,159	14,736	9,157

Gross profit and gross margin reconciliation
Non-GAAP Subscriptions	81.3%	80.0%	81.3%	80.0%
Non-GAAP Other	14.4%	28.0%	14.0%	25.8%
Non-GAAP Gross profit	76.2%	76.7%	76.3%	76.3%
Operating expenses reconciliation
GAAP Research and development	18,617	16,681	35,704	31,607
Stock-based compensation	(2,342)	(1,857)	(4,201)	(3,495)
Acquisition related matters	(178)	(242)	(443)	(483)

Non-GAAP Research and development	16,097	14,582	31,060	27,629

As a % of total revenues non-GAAP	13.5%	15.9%	13.4%	15.5%

GAAP Sales and marketing	60,794	45,662	119,688	87,490
Stock-based compensation	(3,926)	(2,578)	(7,451)	(4,768)
Amortization of acquisition intangibles	(76)	(105)	(180)	(210)

Non-GAAP Sales and marketing	56,792	42,979	112,057	82,512

As a % of total revenues non-GAAP	47.6%	46.8%	48.5%	46.3%

GAAP General and administrative	18,007	13,441	33,812	27,465
Stock-based compensation	(3,321)	(2,230)	(6,115)	(4,486)
Acquisition related matters	—	(47)	—	(59)

Non-GAAP General and administrative	14,686	11,164	27,697	22,920

As a % of total revenues non-GAAP	12.3%	12.2%	12.0%	12.8%

Income (loss) from operations reconciliation
GAAP loss from operations	(7,543)	(6,304)	(14,844)	(12,284)
Stock-based compensation	10,627	7,477	19,562	14,214
Amortization of acquisition intangibles	226	256	481	511
Acquisition related matters	178	289	443	542

Non-GAAP Income from operations	$3,488	$1,718	$5,642	$2,983

Non-GAAP Operating margin	2.9%	1.9%	2.4%	1.7%

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TABLE 5

RINGCENTRAL, INC.

RECONCILIATION OF NET INCOME (LOSS)

GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net Income (loss) reconciliation
GAAP Net loss	$(7,031)	$(7,771)	$(14,340)	$(14,384)
Stock-based compensation	10,627	7,477	19,562	14,214
Amortization of acquisition intangibles	226	256	481	511
Acquisition related matters	178	289	443	542
Intercompany remeasurement loss (gain)	(435)	1,258	(478)	1,596
Income tax expense effects *	—	—	—	—

Non-GAAP Net income	$3,565	$1,509	$5,668	$2,479

Basic and diluted net income (loss) per share Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net income / (loss) per common share:
Weighted average number of shares used in computing net loss per share	75,867	72,649	75,278	72,380
Effect of dilutive securities	6,192	3,148	5,579	3,128

Non-GAAP weighted average shares used in computing non-GAAP net income per share	82,059	75,797	80,857	75,508

GAAP Net loss per share	$(0.09)	$(0.11)	$(0.19)	$(0.20)

Non-GAAP Net income per share	$0.04	$0.02	$0.07	$0.03

*	The non-GAAP adjustments do not have an impact on our income tax provision due to our history of non-GAAP losses and full valuation allowance on our deferred taxes.

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